As filed with the Securities and Exchange Commission on September 27, 1999

                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        LEXMARK INTERNATIONAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                       Delaware                                22-3074422
           (State or other Jurisdiction of                 (I.R.S. Employer
            Incorporation or Organization)                Identification No.)

                            One Lexmark Centre Drive
                            Lexington, Kentucky 40550
                     (Address of Principal Executive Offices
                               including Zip Code)


                        LEXMARK INTERNATIONAL GROUP, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                              Vincent J. Cole, Esq.
                  Vice President, General Counsel and Secretary
                            One Lexmark Centre Drive
                            Lexington, Kentucky 40550
                     (Name and Address of Agent For Service)


                                  606-232-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
  Title of                          Maximum        Maximum        Amount of
Securities To       Amount To    Offering Price   Aggregate      Registration
Be Registered     Be Registered    Per Share    Offering Price       Fee


Class A Common     3,000,000     $83.1563 (2)    $249,468,900    $69,352.35
Stock, par value   Shares (1)
$.01 per share





(1) Consists of shares of Lexmark International Group, Inc. Class A Common Stock ("Common Stock") to be made available under the Plan. Such indeterminable number of additional shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock are also hereby registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share is based upon the average of the high and low sales prices of the Common Stock on September 24, 1999, as reported on the New York Stock Exchange.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

                  The documents  containing the information  specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

                  (a) The Company's and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above; and

                  (c) The description of the Common Stock included in the Company's Registration Statement on Form 8-A dated October 27, 1995, and any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  The Common Stock is registered under Section 12(b) of the Exchange Act, and, therefore, this item is not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

                  Article VI of the Company's By-Laws provides for indemnification by the Company of its directors and officers to the fullest extent permitted by the Delaware Law. Pursuant to Section 145 of the Delaware Law, the Company's present and former directors and officers are insured against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

                  Pursuant to specific authority granted by Section 102 of the Delaware Law, Article FIFTH of the Company's Third Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

                  (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Third Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                  Pursuant to the Third Restated Certificate of Incorporation, the Company has agreed to indemnify the members of the Company's Board of Directors and its officers to the fullest extent allowable under applicable Delaware law. In addition, the Company has entered into an indemnification agreement with each of its directors and certain of its officers indemnifying each of them against certain liabilities that may arise as a result of their status or service as directors or officers of the Company.

                  Pursuant to underwriting agreements filed as exhibits to registration statements in connection with underwritten offerings of the Company's securities, various parties thereto have agreed to indemnify each officer and director of the Registrant and each person, if any, who controls the Registrant within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.

Item 7.           Exemption From Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.


         Exhibit
         Number                             Description
         ------                             -----------

           4.1 Lexmark International Group, Inc. 1999 Employee Stock Purchase Plan, filed as Exhibit A to the Registrant's Notice of 1999 Annual Meeting of Stockholders and Proxy Statement on March 18, 1999, and incorporated herein by reference.

          4.2* Amendment No. 1 to the Lexmark International Group, Inc. 1999 Employee Stock Purchase Plan.

           5* Opinion of Vincent J. Cole, Vice President, General Counsel and Secretary of the Company.

           23*             Consent of PricewaterhouseCoopers LLP.

           24*             Powers of Attorney.

* Filed with this Registration Statement

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                                    (i) To include any prospectus required
by Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the  prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include  any  material  information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That,  for  the  purpose  of   determining   any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lexington, State of Kentucky, on this 27th day of September, 1999.

                                     LEXMARK INTERNATIONAL GROUP, INC.




                                     By:   /s/ Paul J. Curlander
                                          ------------------------------
                                     Title: Chairman of the Board, President and
                                              Chief Executive Officer


                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                     TITLE(S)
---------                                     --------



    /s/ Paul J. Curlander                     Chairman of the Board, President
-----------------------------
    Paul J. Curlander                            and Chief Executive Officer
                                              (Principal Executive Officer)


    /s/ Gary E. Morin                         Vice President and Chief Financial
-----------------------------
    Gary E. Morin                                Officer
                                              (Principal Financial Officer)

    /s/ David L. Goodnight                    Vice President and Corporate
-----------------------------
    David L. Goodnight                           Controller
                                              (Principal Accounting Officer)



          *                                    Director
-----------------------------
B. Charles Ames



          *                                    Director
-----------------------------
Frank T. Cary



          *                                    Director
-----------------------------
William R. Fields



                                               Director
-----------------------------
Ralph E. Gomory



          *                                    Director
-----------------------------
Stephen R. Hardis



          *                                    Director
-----------------------------
James F. Hardymon



          *                                    Director
-----------------------------
Robert Holland, Jr.



          *                                    Director
-----------------------------
Marvin L. Mann

                                               Director
-----------------------------
Michael J. Maples



          *                                    Director
-----------------------------
Martin D. Walker



* By signing his name hereto, Vincent J. Cole, signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.



                                             By:   /s/ Vincent J. Cole
                                                ---------------------------
Date:  September 27, 1999                        Vincent J. Cole
                                                 (Attorney-in-Fact)




                  The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on September 27, 1999.



                                          1999 EMPLOYEE STOCK PURCHASE PLAN


                                          By: Plan Administrator

                                          By:   /s/Kathleen J. Affeldt
                                              ------------------------------
                                                Kathleen J. Affeldt
                                                Vice President, Human Resources

                                  EXHIBIT INDEX



4.1 Lexmark International Group, Inc.1999 Employee Stock Purchase Plan, filed as Exhibit A to the Registrant's Notice of 1999 Annual Meeting of Stockholders and Proxy Statement on March 18, 1999, and incorporated herein by reference.

4.2* Amendment No. 1 to the Lexmark International Group, Inc. 1999 Employee Stock Purchase Plan.

5* Opinion of Vincent J. Cole, Vice President, General Counsel and Secretary of the Company.

23*                        Consent of PricewaterhouseCoopers LLP.

24*                        Powers of Attorney.

* Filed herewith.

                                                                     EXHIBIT 4.2



                                 AMENDMENT NO. 1
                                     TO THE
                        LEXMARK INTERNATIONAL GROUP, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN



         This is Amendment No. 1 to the Lexmark International Group, Inc. 1999 Employee Stock Purchase Plan (the "Plan;" capitalized terms used herein and not defined have the meaning ascribed to such terms in the Plan).

         WHEREAS, pursuant to Section 10.1 of the Plan, upon the occurrence of an Adjustment Event, which includes, among other things, a stock dividend or stock split of the Common Stock, the Board is authorized to adjust the number of shares of Common Stock available for purchase under the Plan as deemed appropriate by the Board, and in accordance with Section 424 of the Code;

         WHEREAS, the Board has approved a two-for-one stock split of the Common Stock to be effected in the form of a 100% stock dividend on June 10, 1999; and

         WHEREAS, Section 7.1 of the Plan currently provides that the aggregate number of shares of Company Stock which may be issued under the Plan is 1,500,000.

         NOW, THEREFORE, the Plan is hereby amended, effective as of June 10, 1999, as follows:

         1. Section 7.1 of the Plan is amended in its entirety to read as follows:

                  "7.1 Number. The aggregate number of shares of Company Stock which may be issued under the Plan is 3,000,000."

         In all other aspects, the Plan is hereby ratified and confirmed.

                                                                       EXHIBIT 5

September 27, 1999


Lexmark International Group, Inc.
One Lexmark Centre Drive
Lexington, Kentucky  40550


                        LEXMARK INTERNATIONAL GROUP, INC.
                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

I have acted as counsel to Lexmark International Group, Inc. (the "Company"), a Delaware corporation, in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 3,000,000 shares of the Company's Class A Common Stock, par value $.01 per share, ("Shares") authorized for issuance under the Company's 1999 Employee Stock Purchase Plan (the "Plan").

In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable by the Company when issued to the purchasers thereof against payment therefor in accordance with the terms of the Plan.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Vincent J. Cole
Vincent J. Cole

                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report of Lexmark International Group, Inc., which is incorporated by reference in Lexmark International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 11, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Lexington, Kentucky
September 27, 1999

                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Lexmark International Group, Inc., a Delaware corporation ("Lexmark"), does hereby make, constitute and appoint Paul J. Curlander, Gary E. Morin and Vincent
J. Cole, the address of each of which is in care of Lexmark, One Lexmark Centre Drive, Lexington, Kentucky 40550, and each of them, the true and lawful attorney for the undersigned, with full power of substitution and revocation to each for the undersigned, and in the name, place and stead of the undersigned, to sign in any and all capacities and to file or cause to be filed, a Registration Statement on Form S-8 registering shares of Lexmark's Class A Common Stock, par value $.01, in connection with the Lexmark 1999 Employee Stock Purchase Plan, with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended, and any and all amendments to such Form S-8, as well as such other instruments that may be necessary or desirable to enable Lexmark to comply with any rules, regulations or requirements of the Commission and the securities or Blue Sky laws of any state or other governmental subdivision, hereby giving to each of such attorneys full power to do everything whatsoever required or necessary to be accomplished in and about the premises as fully as the undersigned could do if personally present, hereby ratifying and confirming all that such attorneys or substitutes or any of them shall lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have set their hands this 24th day of September, 1999.

   /s/ B. Charles Ames                       /s/ Frank T. Cary
------------------------                    ------------------------
B. Charles Ames                             Frank T. Cary


  /s/ William R. Fields
------------------------                    ------------------------
William R. Fields                           Ralph E. Gomory



  /s/ Stephen R. Hardis                      /s/ James F. Hardymon
------------------------                    ------------------------
Stephen R. Hardis                           James F. Hardymon



  /s/ Robert Holland, Jr.                    /s/ Marvin L. Mann
------------------------                    ------------------------
Robert Holland, Jr.                         Marvin L. Mann



                                             /s/ Martin D. Walker
------------------------                    ------------------------
Michael J. Maples                           Martin D. Walker